EXHIBIT 7.2





                           PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                       MATRIA HEALTHCARE, INC., PURCHASER,

                                       AND

                    GAINOR MEDICAL MANAGEMENT, L.L.C., SELLER






                          DATED AS OF DECEMBER 21, 1998






***     Indicates  information  omitted  pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Commission and which has been filed separately with the Securities and Exchange Commission.

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